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                                                                  EXHIBIT 4(b)


                              STATE OF DELAWARE


                      OFFICE OF THE SECRETARY OF STATE                 PAGE  1

                      --------------------------------



          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE Or AMENDMENT OF "INDENET, INC.", CHANGING ITS NAME FROM "INDENET, INC." TO "ENTERPRISE SOFTWARE, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JULY, A.D. 1998, AT 11:30 O'CLOCK A.M.



















                                [SEAL]     Edward J. Freel
                                           ------------------------------------
                                           EDWARD J. FREEL, SECRETARY OF STATE

                                           AUTHENTICATION:    9270714
                                                     DATE:   08-25-98












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     STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 07/13/1998
    981270488 - 2524991

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  INDENET, INC.

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

IndeNet, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, as amended (the "Delaware GCL"), by its duly authorized officers, hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reclassify, change and convert each four (4) outstanding shares of the Corporation's Common Stock, par value $.001 per share, into one
(1) share of Common Stock, par value $.001 per share.

SECOND:  That the Board of Directors of the Corporation, acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to change the name of the Corporation to "Enterprise Software, Inc."

THIRD: That, pursuant to authorization by the affirmative vote, in accordance with the provisions of the Delaware GCL, of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon at a special meeting of stockholders of the Corporation held on July 2, 1998, the Certificate of Incorporation of the Corporation be amended as follows:

         1. By striking out the title and Article I and inserting a new title and new Article I to read as follows: "Certificate of Incorporation of Enterprise Software, Inc." and Article I to read: "The name of the Corporation shall be Enterprise Software, Inc."

         3.   By adding a new paragraph to Article IV to read as follows:

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         "(d) Each four shares of the Common Stock, par value $.001 per share, of the Corporation issued and outstanding or held in treasury as of 12:00 a.m. New York time on July 15, 1998 (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by four shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the average of the closing bid and closing asked prices of the Common Stock as reported on the Nasdaq Bulletin Board at the Effective Time."

FOURTH: That the amendments to the Corporation's Certificate of Incorporation set forth herein have been duly adopted in accordance with the provisions of
Section 242 of the Delaware GCL.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by Andre A. Blay, its Chief Executive Officer, on July 2, 1998, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true.


                                               Andre A. Blay
                                         -------------------------------
                                         Name: Andre A. Blay
                                         Title: Chief Executive Officer

ATTEST:

      Robert A. Blay
-------------------------
Name: Robert A. Blay
Title: Assistant Secretary




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